Exhibit 99.1

IonQ Completes Acquisition of SkyWater Technology

Creates the Only Vertically Integrated Full-Stack Quantum Platform Company

Accelerates IonQ’s Fault-Tolerant Quantum Computing Roadmap

Facilitates Secure End-to-End Design through Delivery of IonQ’s Platform of Next-Generation Quantum Computing, Quantum Networking, Quantum Security, and Quantum Sensing Technologies

SkyWater Will Continue to Serve Customers as a U.S.-based Semiconductor Foundry

COLLEGE PARK, Md. & BLOOMINGTON, Minn.-- July 31, 2026 -- IonQ (NYSE: IONQ), the world’s leading quantum platform company, today completed its acquisition of SkyWater Technology (NASDAQ: SKYT), the largest exclusively U.S.-based semiconductor foundry.

“Acquiring SkyWater crystalizes IonQ’s vision to serve as a technology leader, merchant supplier and ecosystem enabler across the entire quantum industry. We are investing in capabilities from quantum foundry and advanced packaging to manufacturing and commercialization that the quantum ecosystem requires for future growth,” said Niccolo de Masi, Chairman and Chief Executive Officer of IonQ. “Building upon our existing merchant supplier track record providing quantum solutions for our customers, we expect this acquisition to accelerate all quantum platforms across the industry.”

“This combination enables IonQ to drive our quantum computing roadmap and secure a fully scalable supply chain domestically. It unlocks IonQ’s semiconductor-based approach to manufacturing new generations of our quantum computers, while ensuring SkyWater’s ability to deliver the excellent quality and attention customers expect,” said de Masi, who added, “Secure chip design, fabrication, and packaging will deliver vertical integration across our full stack of quantum applications for land, sea, air, and space.”

“Joining the IonQ team marks a pivotal moment in SkyWater’s evolution,” said Thomas Sonderman, Chief Executive Officer of SkyWater Technology. “As the largest semiconductor foundry based in the U.S., SkyWater is already the partner of choice for advanced development and manufacturing services in both the public and private sectors as quantum computing shifts from research to manufacturing. Being part of IonQ will accelerate multiple engineering pathways for next-generation quantum chips, delivering speed, precision, and scale. Importantly, SkyWater remains fully committed to all of our semiconductor foundry customers and will continue as the quantum supplier of choice with an even broader set of quantum sensing and quantum networking solutions for our customers and partners.”

Following today’s closing, SkyWater will operate as a subsidiary under the SkyWater name. Sonderman will lead the subsidiary and report to de Masi, which will ensure the continued delivery of industry-leading Advanced Technology, Wafer, and Advanced Packaging Services as well as atomic clocks and quantum interconnects to all SkyWater customers.

Transaction Details

Under the terms of the agreement, SkyWater shareholders are receiving $15.00 in cash and 0.4883 shares of IonQ common stock for each share of SkyWater common stock held at close of the transaction. The closing followed receipt of required regulatory approvals. The combined company is expected to hold its second quarter earnings call on Wednesday, Aug. 5, 2026 after the U.S. market closes and an investor day in the third quarter of 2026 (Sept. 8).

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform and foundry - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the IonQ Tempo, is the latest in a line of cutting-edge systems. Earlier systems have helped customers and partners including Amazon Web Services, AstraZeneca, and NVIDIA achieve a 20x performance increase over previous quantum solutions and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Canada, and the United Kingdom. Our quantum computing services are available through all major cloud providers, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

About SkyWater

SkyWater Technology is securing America’s silicon foundation as the largest U.S.-based semiconductor foundry. A trusted partner to both commercial customers and federal defense programs, SkyWater’s Technology as a Service model empowers innovators to bring emerging technologies like quantum computing and next-generation systems from concept to reality. With state-of-the-art facilities in Minnesota, Florida, and Texas, SkyWater specializes in foundational nodes and advanced packaging to support the nation’s critical infrastructure, strengthen supply chain resilience, and ensure long-term U.S. technology leadership. SkyWater is a DMEA-accredited Category 1A Trusted Foundry. To learn more, visit SkywaterTechnology.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding IonQ's quantum computing roadmap, the benefits to IonQ of vertical integration and SkyWater's future operations. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident,” “position,” “become,” “on track,” “ensure,” “ongoing” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our most recently filed Annual Reports on Form 10-K filed with the Securities and Exchange Commission. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

IonQ Media Contact:

Cheryl Krauss
cheryl.krauss@ionq.co

IonQ Investor Contact:
investors@ionq.co

SkyWater Media Contact:
Tammy Swanson

tammy.swanson@skywatertechnology.com